UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	November 13, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

                                                N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
        ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                    OFFICERS

(b) (c) On November 13, 2006, Dwight Morgan became the President and Chief Executive Officer of Caprius, Inc. (the “Company” or “we”), upon George Aaron, the Chairman, President and Chief Executive Officer stepping down from the latter two positions. Mr. Morgan had been the Company’s Chief Engineering Consultant and is familiar with the manufacture of our SteriMed system and also its markets. Mr. Aaron will continue his focus on sales and marketing as well as regulatory matters in international markets, in addition to his duties as Chairman.

Mr. Morgan has served as our Chief Engineering Consultant since 2003.  From 1999 to 2003, he was a founder, President and Chief Operating Officer of POM Group, which had developed an alternative metal fabricating technology.  In 2002 and 2003, POM had grown from a start-up venture to a global supplier of its technology, with POM having earned in these years the highly coveted automotive industry’s PACE Award for Innovation and Excellence. For 17 years to 1999, he served in various management positions at FANUC Robotics North America, with his last position being General Manager - Automation System Group.   Mr. Morgan received a BS in Mechanical Engineering from Cornell University.

Mr. Morgan is not related to nor has any relationship with any of our current executive officers or directors.

Mr. Morgan will serve as President and CEO at an annual base salary of $250,000, plus he will be eligible for bonuses and salary increases as determined by our Compensation Committee. He received a sign-on bonus of $20,000. The employment is on an “at will” basis. Upon the commencement of the employment, he was granted an option for 350,000 shares of our Common Stock at an exercise price of $0.60 per share (the fair market value on the date of grant), with vesting commencing 1/8 after 6 months and the balance vesting at 1/48 per month (of the total granted) over the next 42 months under our 2002 Stock Option Plan of which 206,050 shares are subject to stockholder approval of an increase in the number of shares of Common Stock underlying the Plan.  A copy of his employment letter is attached as an exhibit to this Report.

A copy of the press release announcing the appointment of Mr. Morgan as President and CEO is attached as an exhibit to this Report.

Item 9.01     Financial Statements and Exhibits

                      (d) Exhibits

                      10.1 Letter Agreement, dated October 30, 2006, between the Company and Dwight Morgan.

                      99.1 Press release of the Company, dated November 13, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRIUS, INC.
Date: November 17, 2006	By:	/s/ George Aaron
George Aaron Chairman

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